Exhibit 4.2

CARDINAL HEALTH, INC.,

as Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of August 27, 2025

to

INDENTURE

Dated as of June 2, 2008

4.500% Notes due 2030

5.150% Notes due 2035

ARTICLE IV
OPTIONAL REDEMPTION; NO SINKING FUND
Section 4.01	Optional Redemption by Issuer	8
Section 4.02	Par Call	10
Section 4.03	No Sinking Fund	10

ARTICLE V

SPECIAL MANDATORY REDEMPTION

Section 5.01	Special Mandatory Redemption	11
Section 5.02	Mandatory Redemption Notice	11
Section 5.03	Paying Agent	11
Section 5.04	Consummation of the Acquisition	11
Section 5.05	Definitions	11

ARTICLE VI

REPURCHASE AT THE OPTION OF HOLDERS UPON A CHANGE OF CONTROL

Section 6.01	Change of Control Repurchase Event	13

ARTICLE VII

CERTAIN COVENANTS

Section 7.01	Certain Covenants	16

ARTICLE VIII

SUPPLEMENTAL INDENTURES

Section 8.01	Supplemental Indentures without Consent of Securityholders	21

ARTICLE IX

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 9.01	Issuer may Consolidate, etc. on Certain Terms	22

ARTICLE X

FORMS OF NOTES

Section 10.01	Form of 2030 Note	24
Section 10.02	Form of 2035 Note	24

ARTICLE XI

ORIGINAL ISSUE AMOUNT OF NOTES

Section 11.01	Original Issue Amount of the 2030 Notes	25
Section 11.02	Original Issue Amount of the 2035 Notes	25

Exhibits

Exhibit A	Form of 2030 Note
Exhibit B	Form of 2035 Note

THIRD SUPPLEMENTAL INDENTURE, dated as of August 27, 2025 (the “Third Supplemental Indenture”), between Cardinal Health, Inc., an Ohio corporation (the “Issuer”), and The Bank of New York Mellon Trust Company, N.A., a national banking association duly incorporated and existing under the laws of the United States of America, as trustee (the “Trustee”).

WHEREAS, the Issuer executed and delivered the Indenture, dated as of June 2, 2008, to the Trustee (the “Indenture”), to provide for the issuance of the Issuer’s unsecured debentures, notes, bonds or other evidences of indebtedness (the “Securities”) in an unlimited aggregate principal amount to be issued from time to time in one or more series as provided therein;

WHEREAS, pursuant to Section 7.1 of the Indenture, the Issuer desires to facilitate the issuance of (i) a new series of its Securities to be known as its 4.500% Notes due 2030 (the “2030 Notes”) and (ii) a new series of its Securities to be known as its 5.150% Notes due 2035 (the “2035 Notes” and, together with the 2030 Notes the “Notes”), and to establish the forms and to set forth the terms of the Notes thereof (including to modify, alter, supplement and change certain provisions of the Indenture for the benefit of the Holders of the Notes (except as may be provided in a future supplemental indenture to the Indenture (each such supplemental indenture, a “Future Supplemental Indenture”)), as provided in Sections 2.1 and 2.3 of the Indenture;

WHEREAS, the Executive Committee of the Board of Directors of the Issuer, upon authority delegated by the Board of Directors of the Issuer, pursuant to resolutions duly adopted, has duly authorized the issuance by the Issuer of $600,000,000 aggregate principal amount of the 2030 Notes and $400,000,000 aggregate principal amount of the 2035 Notes, and has authorized the proper officers of the Issuer to execute any and all appropriate documents necessary or appropriate to effect such issuance;

WHEREAS, the Issuer has requested that the Trustee execute and deliver this Third Supplemental Indenture; and

WHEREAS, all things necessary to make this Third Supplemental Indenture a valid agreement of the Issuer, in accordance with its terms, and to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee, the valid obligations of the Issuer, have been done.

NOW THEREFORE, in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the forms and terms of the Notes, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICABILITY

Section 1.01 Definition of Terms. Unless the context otherwise requires:

(a) each term defined in the Indenture has the same meaning when used in this Third Supplemental Indenture;

(b) each term defined anywhere in this Third Supplemental Indenture has the same meaning throughout;

(c) the singular includes the plural and vice versa; and

(d) headings are for convenience of reference only and do not affect interpretation.

Section 1.02 References to Generally Accepted Accounting Principles. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article One of the Indenture shall be amended by deleting the third sentence of the first paragraph of Section 1.1 and replacing it in its entirety as follows:

All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with U.S. generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted in the United States at the time of any computation.

Section 1.03 Amended Defined Terms. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article One of the Indenture shall be amended by deleting the definitions of “Business Day” and “Exempted Debt” in Section 1.1 and replacing such definitions in their entirety as follows:

“Business Day” means any day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York or the city where the corporate trust business of the Trustee with respect to the Indenture is principally administered at any particular time are required or authorized to close or be closed.

“Exempted Debt” means the sum of the following items outstanding as of the date Exempted Debt is to be determined: (a) Indebtedness of the Issuer and its Consolidated Subsidiaries incurred after the Issue Date and secured by liens not permitted to be created or assumed pursuant to Section 3.9 of this Indenture, and (b) Attributable Debt of the Issuer and its Consolidated Subsidiaries in respect of every sale and lease-back transaction entered into after the Issue Date, other than those leases expressly permitted by Section 3.10.

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Section 1.04 Additional Defined Terms. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article One of the Indenture shall be amended by adding the following defined terms to Section 1.1 in appropriate alphabetical sequence, as follows:

“Consolidated Total Assets” means, as of any date of determination, the total amount of all of the assets of the Issuer and its Subsidiaries, determined on a consolidated basis and in accordance with generally accepted accounting principles, as set forth in the most recently available balance sheet of the Issuer and its Subsidiaries.

“Dodd-Frank” means the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder, issued in connection therewith or in implementation thereof.

“Issue Date” means August 27, 2025.

“Rate Hedging Agreement” means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates, commodity prices or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

“Specified Rate Hedging Agreement” means a Rate Hedging Agreement which is (a) entered into to hedge or mitigate risks to which the Issuer or any Subsidiary has actual exposure (other than those in respect of equity interests of the Issuer or any of its Subsidiaries) or (b) entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Issuer or any Subsidiary.

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ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE 2030 NOTES

Section 2.01 Designation and Principal Amount. There is hereby authorized and established a series of Securities under the Indenture, designated as the “4.500% Notes due 2030,” which is not limited in aggregate principal amount. The aggregate principal amount of the 2030 Notes to be issued on the date hereof is set forth in Article XI herein.

Section 2.02 Maturity. The stated maturity of principal of the 2030 Notes is September 15, 2030.

Section 2.03 Further Issues. The Issuer may, at any time, without notice to or the consent of the Holders of the 2030 Notes, create and issue additional 2030 Notes having the same priority and the same interest rate, maturity and other terms as the 2030 Notes herein provided for (other than the date of issuance, price to public, and, under certain circumstances, the first interest payment date following the issue date of such additional 2030 Notes). Any such additional 2030 Notes, together with the 2030 Notes herein provided for, will form a single series of the 2030 Notes under the Indenture. If the additional 2030 Notes are not fungible for U.S. federal income tax purposes with the 2030 Notes herein provided for, the additional 2030 Notes will have a separate CUSIP number.

Section 2.04 Global Notes. Upon their original issuance, the 2030 Notes will be represented by one or more Global Securities registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”). The Issuer will deposit the Global Securities with DTC or its custodian and register the Global Securities in the name of Cede & Co.

Section 2.05 Interest. The 2030 Notes will bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from August 27, 2025 at the rate of 4.500% per annum, payable semiannually in arrears; interest payable on each interest payment date will include interest accrued from August 27, 2025, or from the most recent interest payment date to which interest has been paid or duly provided for; the interest payment dates on which such interest shall be payable are March 15 and September 15, beginning on March 15, 2026; and the record date for the interest payable on any interest payment date is the close of business on March 1 or September 1 (whether or not a Business Day) immediately preceding the relevant interest payment date. If any interest payment date falls on a day that is not a Business Day, the required payment on that day will be due on the next succeeding Business Day as if made on the date the payment was due, and no interest will accrue on that payment for the period from and after that interest payment date to the date of payment on the next succeeding Business Day.

Section 2.06 Authorized Denominations. The 2030 Notes shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.07 Redemption. The 2030 Notes are subject to redemption (i) at the option of the Issuer as described in Article IV hereof and paragraph 3 of the 2030 Notes and (ii) in connection with a Special Mandatory Redemption (as defined herein) as described in Article V hereof and paragraph 4 of the 2030 Notes.

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Section 2.08 Appointment of Agents. The Trustee will initially be the Security Registrar and paying agent for the 2030 Notes and will act as such only at its Corporate Trust Office.

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ARTICLE III

GENERAL TERMS AND CONDITIONS OF THE 2035 NOTES

Section 3.01 Designation and Principal Amount. There is hereby authorized and established a series of Securities under the Indenture, designated as the “5.150% Notes due 2035,” which is not limited in aggregate principal amount. The aggregate principal amount of the 2035 Notes to be issued on the date hereof is set forth in Article XI herein.

Section 3.02 Maturity. The stated maturity of principal of the 2035 Notes is September 15, 2035.

Section 3.03 Further Issues. The Issuer may, at any time, without notice to or the consent of the Holders of the 2035 Notes, create and issue additional 2035 Notes having the same priority and the same interest rate, maturity and other terms as the 2035 Notes herein provided for (other than the date of issuance, price to public, and, under certain circumstances, the first interest payment date following the issue date of such additional 2035 Notes). Any such additional 2035 Notes, together with the 2035 Notes herein provided for, will form a single series of the 2035 Notes under the Indenture. If the additional 2035 Notes are not fungible for U.S. federal income tax purposes with the 2035 Notes herein provided for, the additional 2035 Notes will have a separate CUSIP number.

Section 3.04 Global Notes. Upon their original issuance, the 2035 Notes will be represented by one or more Global Securities registered in the name of Cede & Co., the nominee of DTC. The Issuer will deposit the Global Securities with DTC or its custodian and register the Global Securities in the name of Cede & Co.

Section 3.05 Interest. The 2035 Notes will bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from August 27, 2025 at the rate of 5.150% per annum, payable semiannually in arrears; interest payable on each interest payment date will include interest accrued from August 27, 2025, or from the most recent interest payment date to which interest has been paid or duly provided for; the interest payment dates on which such interest shall be payable are March 15 and September 15, beginning on March 15, 2026; and the record date for the interest payable on any interest payment date is the close of business on March 1 or September 1 (whether or not a Business Day) immediately preceding the relevant interest payment date. If any interest payment date falls on a day that is not a Business Day, the required payment on that day will be due on the next succeeding Business Day as if made on the date the payment was due, and no interest will accrue on that payment for the period from and after that interest payment date to the date of payment on the next succeeding Business Day.

Section 3.06 Authorized Denominations. The 2035 Notes shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 3.07 Redemption. The 2035 Notes are subject to redemption (i) at the option of the Issuer as described in Article IV hereof and paragraph 3 of the 2035 Notes and (ii) in connection with a Special Mandatory Redemption as described in Article V hereof and paragraph 4 of the 2035 Notes.

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Section 3.08 Appointment of Agents. The Trustee will initially be the Security Registrar and paying agent for the 2035 Notes and will act as such only at its Corporate Trust Office.

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ARTICLE IV

OPTIONAL REDEMPTION; NO SINKING FUND

Section 4.01 Optional Redemption by Issuer.

(a) At the Issuer’s option, the 2030 Notes may be redeemed, in whole or in part, at any time and from time to time, prior to August 15, 2030 (one month prior to the stated maturity of the 2030 Notes (the “2030 Par Call Date”; and the date of any such redemption a “2030 Redemption Date”)), at a redemption price (the “2030 Redemption Price”) (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i) (x) the sum of the present values of the remaining scheduled payments of principal and interest on the 2030 Notes being redeemed discounted to the 2030 Redemption Date (assuming the 2030 Notes being redeemed matured on the 2030 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (y) interest accrued to, but excluding, the 2030 Redemption Date, and

(ii) 100% of the principal amount of the 2030 Notes being redeemed on the relevant 2030 Redemption Date,

plus, in each of the cases of (a)(i) and (a)(ii) above, accrued and unpaid interest on the 2030 Notes being redeemed to, but excluding, such 2030 Redemption Date.

(b) At the Issuer’s option, the 2035 Notes may be redeemed, in whole or in part, at any time and from time to time, prior to June 15, 2035 (three months prior to the stated maturity of the 2035 Notes (the “2035 Par Call Date”; and the date of any such redemption a “2035 Redemption Date”)), at a redemption price (the “2035 Redemption Price”) (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i) (x) the sum of the present values of the remaining scheduled payments of principal and interest on the 2035 Notes being redeemed discounted to the 2035 Redemption Date (assuming the 2035 Notes being redeemed matured on the 2035 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (y) interest accrued to, but excluding, the 2035 Redemption Date, and

(ii) 100% of the principal amount of the 2035 Notes being redeemed on the relevant 2035 Redemption Date,

plus, in each of the cases of (b)(i) and (b)(ii) above, accrued and unpaid interest on the 2035 Notes being redeemed to, but excluding, such 2035 Redemption Date.

(c) The following defined terms used in this Article IV shall, unless the context otherwise requires, have the meanings specified below.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Issuer in accordance with the following two paragraphs.

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The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the applicable Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) – H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the applicable Redemption Date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the applicable Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the applicable Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the applicable Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the applicable Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the applicable Redemption Date.

If on the third Business Day preceding the applicable Redemption Date H.15 TCM is no longer published, the Issuer shall calculate the applicable Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the applicable Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

(d) The Issuer will notify the Trustee of the Redemption Price promptly after the calculation thereof. The Trustee shall have no responsibility for any calculation or determination in respect of the Redemption Price of any Notes, or any component thereof, and shall be entitled to receive, and fully-protected in relying upon, an Officers’ Certificate from the Issuer that states such Redemption Price.

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Section 4.02 Par Call. Any time on or after the 2030 Par Call Date, with respect to the 2030 Notes, or the 2035 Par Call Date, with respect to the 2035 Notes, the Issuer may redeem the applicable series of Notes, in whole or in part, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed, plus in each case, accrued and unpaid interest on the Notes being redeemed to, but excluding, such Redemption Date.

Section 4.03 No Sinking Fund. None of the Notes are entitled to the benefit of any sinking fund.

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ARTICLE V

SPECIAL MANDATORY REDEMPTION

Section 5.01 Special Mandatory Redemption. If (i) the Acquisition (as defined herein) is not consummated on or before the later of (x) August 12, 2026 (the “End Date”) and (y) the date that is five Business Days after any later date to which the End Date may be extended in the Acquisition Agreement (as defined herein) (such later date, the “Special Mandatory Redemption End Date”) or (ii) the Issuer notifies the Trustee under the Indenture that the Issuer will not pursue consummation of the Acquisition (the earlier of the date of delivery of such notice described in this clause (ii) and the Special Mandatory Redemption End Date, a “Special Mandatory Redemption Trigger”), then the Issuer will redeem all of the outstanding Notes (the “Special Mandatory Redemption”), in whole, at a Special Mandatory Redemption Price equal to 101% of the aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date (as defined herein) (subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on an interest payment date falling prior to the Special Mandatory Redemption Date) (the “Special Mandatory Redemption Price”). Unless the Issuer defaults in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the Notes to be redeemed.

Section 5.02 Mandatory Redemption Notice. In the event that the Issuer becomes obligated to redeem the Notes pursuant to the Special Mandatory Redemption, the Issuer will promptly, and in any event not more than five Business Days after the Special Mandatory Redemption Trigger, deliver notice to the Trustee of the Special Mandatory Redemption and the date upon which the Notes will be redeemed (the “Special Mandatory Redemption Date”), which date shall be no later than the tenth Business Day following the date of such notice unless some longer minimum period may be required by DTC (or any successor Depositary), together with a notice of Special Mandatory Redemption for the Trustee to deliver to each registered Holder of Notes. The Trustee will then promptly mail or deliver electronically if such Notes are held by any Depositary (including, without limitation, DTC) in accordance with such Depositary’s customary procedures, such notice of Special Mandatory Redemption to each registered Holder of the Notes to be redeemed at its registered address.

Section 5.03 Paying Agent. On or before the Special Mandatory Redemption Date, the Issuer will pay to the paying agent for payment to each Holder of the Notes the Special Mandatory Redemption Price.

Section 5.04 Consummation of the Acquisition. Upon the consummation of the Acquisition, this Article V will cease to apply.

Section 5.05 Definitions. The following defined terms used in this Article V shall, unless the context otherwise requires, have the meanings specified below.

“Acquisition” means the proposed acquisition of the outstanding equity interests of Solaris Health pursuant to the Acquisition Agreement.

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“Acquisition Agreement” means the Agreement and Plan of Merger, dated August 12, 2025, by and among the Issuer, GIA, the Issuer’s majority-owned subsidiary, Lee Equity Partners and Solaris Health physician owners named therein, as may be amended or modified or any provision thereof waived.

“GIA” means The GI Alliance Holdings, LLC, a Delaware limited liability company.

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ARTICLE VI

REPURCHASE AT THE OPTION OF HOLDERS UPON A CHANGE OF CONTROL

Section 6.01 Change of Control Repurchase Event.

(a) Upon the occurrence of a Change of Control Repurchase Event, unless the Issuer has exercised its right to redeem the Notes of a series in full pursuant to Article IV and paragraph 3 of the applicable Notes, or has redeemed the Notes pursuant to Article V and paragraph 4 of the applicable Notes, the Issuer shall be required to make an offer to each Holder of the Notes of each series to repurchase all or any part (equal to $2,000 or in integral multiples of $1,000 in excess thereof) of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of such Notes repurchased plus accrued and unpaid interest thereon, if any, to, but excluding, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Repurchase Event or, at the Issuer’s option, prior to any proposed Change of Control, but after the public announcement of the proposed Change of Control, the Issuer shall deliver, or cause to be delivered, a notice (a “Change of Control Offer”) to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and shall specify, without limitation, the following:

(i) that the Change of Control Offer is being made and that all Notes tendered will be accepted for payment;

(ii) the Change of Control Payment and the purchase date, which shall be a Business Day no earlier than 30 days and no later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”);

(iii) the CUSIP numbers for the Notes;

(iv) that any Note not tendered will continue to accrue interest;

(v) that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(vi) that Holders whose Notes of either series are being purchased only in part will be issued new Notes of such series equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion will be equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof; and

(vii) if the notice is delivered prior to the date of consummation of the Change of Control, that the Change of Control Offer is conditioned on the Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date.

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(b) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions hereof, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations hereunder by virtue of such conflict.

(c) On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

The paying agent shall promptly deliver to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee pursuant to a Company Order will promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note of the same series equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or in integral multiples of $1,000 in excess thereof.

(d) The Issuer shall not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

(e) The following defined terms used in this Article VI shall, unless the context otherwise requires, have the meanings specified below.

“Below Investment Grade Rating Event” means the Notes are rated below Investment Grade by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Issuer or one of its Subsidiaries; or (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the Issuer’s Voting Stock,

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measured by voting power rather than number of shares. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) the Issuer becomes a wholly owned subsidiary of a holding company and (ii) the holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of Voting Stock immediately prior to that transaction.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Fitch,” “Moody’s” and “S&P” mean Fitch Ratings, Moody’s Investors Service, Inc. and S&P Global Ratings, a division of S&P Global, Inc., respectively, or any successors thereto.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’ s); BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Issuer.

“Rating Agency” means (i) each of Fitch, Moody’s and S&P; and (ii) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, or any successor definition, selected by the Issuer as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

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ARTICLE VII

CERTAIN COVENANTS

Section 7.01 Certain Covenants. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article Three of the Indenture shall be amended by deleting Sections 3.9, 3.10 and 3.11 and replacing such Sections in their entirety as follows:

Section 3.9. Limitations on Liens. The Issuer will not create or assume, and will not permit any Consolidated Subsidiary to create or assume, any Indebtedness for money borrowed which is secured by a mortgage, pledge, security interest or lien (“liens”) of or upon any assets, whether now owned or hereafter acquired, of the Issuer or any such Consolidated Subsidiary without equally and ratably securing the Notes by a lien upon such assets. The foregoing restriction, however, will not apply to:

(a)	liens existing on the Issue Date;

(b)	liens on any assets of any Person existing at the time such Person becomes a Consolidated Subsidiary;

(c)

liens on any assets existing at the time of acquisition of such assets by the Issuer or a Consolidated Subsidiary, or liens to secure the payment of all or any part of the purchase price of such assets upon the acquisition of such assets by the Issuer or a Consolidated Subsidiary or to secure any Indebtedness incurred or guaranteed by the Issuer or a Consolidated Subsidiary prior to, at the time of, or within 360 days after such acquisition (or in the case of real property, the completion of construction (including any improvements on an existing asset) or commencement of full operation of such asset, whichever is later) which Indebtedness is incurred or guaranteed for the purpose of financing all or any part of the purchase price thereof or, in the case of real property, construction or improvements thereon; provided, however, that in the case of any such acquisition, construction or improvement, the lien shall not apply to any assets theretofore owned by the Issuer or a Consolidated Subsidiary, other than, in the case of any such construction or improvement, any real property on which the property so constructed, or the improvement, is located;

(d)	liens on any assets to secure Indebtedness of a Consolidated Subsidiary to the Issuer or to another wholly-owned domestic Subsidiary;

(e)

liens on any assets of a Person existing at the time such Person is merged into or consolidated with the Issuer or a Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a Person as an entirety or substantially as an entirety by the Issuer or a Subsidiary;

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(f)

liens on any assets of the Issuer or a Consolidated Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction), of the assets subject to such liens (including, but not limited to, liens incurred in connection with pollution control, industrial revenue or similar financings);

(g)

liens securing Rate Hedging Obligations in an aggregate amount at no time exceeding $100,000,000, which liens (i) arise pursuant to Specified Rate Hedging Agreements and (ii) are required as a condition of such Specified Rate Hedging Agreement by Dodd-Frank (and not merely as a matter of contract or pricing);

(h)

any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any lien referred to in the foregoing clauses (a) to (g), inclusive; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the assets which secured the lien so extended, renewed or replaced (plus improvements and construction on such real property);

(i)

liens imposed by law, such as mechanics’, workmen’s, repairmen’s, materialmen’s, carriers’, warehousemen’s, vendors’ or other similar liens arising in the ordinary course of business, or governmental (federal, state or municipal) liens arising out of contracts for the sale of products or services by the Issuer or any Consolidated Subsidiary, or deposits or pledges to obtain the release of any of the foregoing liens;

(j)

pledges, liens or deposits under worker’s compensation laws or similar legislation and liens or judgments thereunder which are not currently dischargeable, or in connection with bids, tenders, contracts (other than for the payment of money) or leases to which the Issuer or any Consolidated Subsidiary is a party, or to secure public or statutory obligations of the Issuer or any Consolidated Subsidiary, or in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, appeal or customs bonds to which the Issuer or any Consolidated Subsidiary is a party, or in litigation or other proceedings such as, but not limited to, inter-pleader proceedings, and other similar pledges, liens or deposits made or incurred in the ordinary course of business;

(k)

liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against the Issuer or any Consolidated Subsidiary with respect to which the Issuer or such Consolidated Subsidiary is in good faith prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment liens which are satisfied within 15 days of the date of judgment; or liens incurred by the Issuer or any Consolidated Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Issuer or such Consolidated Subsidiary is a party;

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(l)

liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; landlord’s liens on property held under lease; and any other charges incidental to the conduct of the business of the Issuer or any Consolidated Subsidiary or the ownership of the assets of any of them which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not, in the opinion of the Issuer, materially impair the use of such assets in the operation of the business of the Issuer or such Consolidated Subsidiary or the value of such assets for the purposes of such business; or

(m)	liens on any assets of a Financing Subsidiary.

Notwithstanding the restrictions set forth in the preceding paragraph, the Issuer or any Consolidated Subsidiary will be permitted to create or assume any Indebtedness which is secured by a lien without equally and ratably securing the Notes; provided that at the time of such creation or assumption, and immediately after giving effect thereto, Exempted Debt does not exceed 3.0% of Consolidated Total Assets.

Section 3.10. Limitation on Sale and Lease-Back. The Issuer will not, nor will it permit any Consolidated Subsidiary to, enter into any sale and lease-back transaction with respect to any assets, other than any such transaction involving a lease for a term of less than three years, unless either:

(a)

the Issuer or such Consolidated Subsidiary would be entitled to incur Indebtedness secured by a lien on the assets to be leased, in an amount at least equal to the Attributable Debt with respect to such sale and lease-back transaction, without equally and ratably securing the Notes, pursuant to clauses (a) through (l) inclusive of Section 3.9, or

(b)

the proceeds of the sale of the assets to be leased are at least equal to the fair value of such assets (as determined by the Board of Directors of the Issuer) and the proceeds are applied to the purchase or acquisition (or, in the case of property, the construction) of assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or redemption provision) of Senior Funded Indebtedness.

The foregoing limitation, however, will not apply if at the time the Issuer or any Consolidated Subsidiary enters into such sale and lease-back transaction, and immediately after giving effect thereto, Exempted Debt then outstanding at such time does not exceed 3.0% of Consolidated Total Assets.

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Section 3.11. Limitations on Subsidiary Indebtedness. The Issuer will not permit any Restricted Subsidiary, directly or indirectly, to create, incur, assume, guarantee, acquire, or become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”), any Indebtedness for money borrowed; provided, however, that the foregoing limitations will not apply to the incurrence of any of the following, each of which shall be given independent effect:

(a)	Indebtedness outstanding on the Issue Date;

(b)

Indebtedness of a Restricted Subsidiary that represents the assumption by such Restricted Subsidiary of Indebtedness of another Subsidiary, and Indebtedness owed by any Restricted Subsidiary to the Issuer or to another Subsidiary; provided that any such Indebtedness shall be at all times held by a Person which is either the Issuer or a Subsidiary; and provided further that upon the transfer or other disposition of any such Indebtedness to a Person other than the Issuer or another Subsidiary, the incurrence of such Indebtedness shall be deemed to be an incurrence that is not permitted by this clause (b);

(c)

Indebtedness arising from (i) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; or (ii) the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;

(d)

Indebtedness arising from guarantees of loans and advances by third parties to employees and officers of a Restricted Subsidiary in the ordinary course of business for bona fide business purposes, provided that the aggregate amount of such guarantees by all Restricted Subsidiaries does not exceed $100,000,000;

(e)	Indebtedness incurred by a foreign Restricted Subsidiary in the ordinary course of business;

(f)

Indebtedness of any Person existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with a Restricted Subsidiary or at the time of a purchase, lease or other acquisition by a Restricted Subsidiary of assets of such Person as an entirety or substantially as an entirety;

(g)

Indebtedness of a Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations or from guarantees, letters of credit, surety bonds or performance bonds securing any obligations of the Issuer or any of its Subsidiaries incurred or assumed in connection with the disposition of any business, property or Subsidiary, other than guarantees or similar credit support by any Restricted Subsidiary of Indebtedness incurred by any Person acquiring all or any portion of such business, property or Subsidiary for the purpose of financing such acquisition;

(h)

Indebtedness of a Restricted Subsidiary in respect of performance, surety and other similar bonds, bankers’ acceptances and letters of credit provided by such Subsidiary in the ordinary course of business;

(i)

Indebtedness secured by a lien permitted by Section 3.9 or arising in respect of a sale and lease-back transaction permitted by Section 3.10 or any Indebtedness incurred to finance all or any part of the purchase price or cost of construction of improvements in respect of property or assets acquired by a Person after the date of this Indenture and incurred prior to, at the time of, or within 360 days after, the acquisition of any such property or assets or the completion of any such construction or improvements;

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(j)

Indebtedness that is issued, assumed or guaranteed in connection with, or with a view to, compliance by a Restricted Subsidiary with the requirements of any program adopted by any federal, state or local governmental authority and applicable to such Restricted Subsidiary and providing financial or tax benefits to such Restricted Subsidiary which are not available directly to the Issuer;

(k)

Indebtedness arising from Rate Hedging Obligations incurred to limit risks of currency or interest rate fluctuations to which a Subsidiary is otherwise subject by virtue of the operations of its business, and not for speculative purposes;

(l)	Indebtedness outstanding under investment grade commercial paper programs;

(m)	Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

(n)	Indebtedness incurred by any Financing Subsidiary; and

(o)

Indebtedness incurred in connection with or given in exchange for the renewal, extension, substitution, refunding, defeasance, refinancing or replacement of any Indebtedness described in clauses (a), (b), (f), (g) and (i) above (“Refinancing Indebtedness”); provided that (i) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of the Indebtedness so renewed, extended, substituted, refunded, defeased, refinanced or replaced (plus the premiums paid in connection therewith (which shall not exceed the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced) and the expenses incurred in connection therewith); (ii) the Refinancing Indebtedness shall have a weighted average life to maturity equal to or greater than the weighted average life to maturity of the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced; and (iii) the Refinancing Indebtedness shall rank no more senior, and shall be at least as subordinated, in right of payment as the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced.

Notwithstanding the foregoing restrictions, Restricted Subsidiaries will be permitted to incur any Indebtedness for money borrowed that would otherwise be subject to the foregoing restrictions in an aggregate principal amount which, together with the aggregate principal amount of other such Indebtedness for money borrowed that is incurred by Restricted Subsidiaries (not including Indebtedness permitted pursuant to the foregoing paragraphs (a) through (o)), does not, at the time such Indebtedness is incurred, exceed 3.0% of Consolidated Total Assets.

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ARTICLE VIII

SUPPLEMENTAL INDENTURES

Section 8.01 Supplemental Indentures without Consent of Securityholders. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article Seven of the Indenture shall be amended by adding the following new clause (j) to Section 7.1:

(j)

to conform the text of the Indenture, any guarantee or any applicable series of Notes to any provision of the description thereof set forth in a prospectus supplement to the extent that such provision in a prospectus supplement was intended to be a verbatim recitation of a provision in the applicable Indenture, any guarantee or any applicable series of Notes.

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ARTICLE IX

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 9.01 Issuer may Consolidate, etc. on Certain Terms. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article Eight of the Indenture shall be amended by deleting Sections 8.1 and 8.2 and replacing each such Section in their entirety as follows:

Section 8.1. Issuer May Consolidate, etc., on Certain Terms. The Issuer covenants that it will not merge or consolidate with any other Person or sell, lease or convey all or substantially all of its assets to any Person, unless (i) either the Issuer shall be the continuing corporation, or the successor Person formed by such consolidation, or into which the Issuer is merged, or the Person which acquires by sale, lease or conveyance of all or substantially all the assets of the Issuer (if other than the Issuer) shall be a corporation, partnership, limited liability company, business trust, trust or other legal entity organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Issuer, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such entity, and (ii) the Issuer or such successor Person, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such covenant or condition.

Section 8.2. Successor Person Substituted. In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor Person, such successor Person shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein. Such successor Person may cause to be signed, and may issue either in its own name or in the name of the Issuer prior to such succession any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such successor corporation instead of the Issuer and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Notes which such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, lease or conveyance such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

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In the event of any such sale or conveyance (other than a conveyance by way of lease) the Issuer or any successor Person which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Notes and may be liquidated and dissolved.

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ARTICLE X

FORMS OF NOTES

Section 10.01 Form of 2030 Note. The 2030 Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms set forth in Exhibit A hereto. Such authentication may be manual or electronic, provided any electronic signature is a true representation of the signer’s actual signature.

Section 10.02 Form of 2035 Note. The 2035 Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms set forth in Exhibit B hereto. Such authentication may be manual or electronic, provided any electronic signature is a true representation of the signer’s actual signature.

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ARTICLE XI

ORIGINAL ISSUE AMOUNT OF NOTES

Section 11.01 Original Issue Amount of the 2030 Notes. 2030 Notes in the aggregate principal amount of $600,000,000 may, upon execution of this Third Supplemental Indenture, be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver said 2030 Notes as provided in said Company Order.

Section 11.02 Original Issue Amount of the 2035 Notes. 2035 Notes in the aggregate principal amount of $400,000,000 may, upon execution of this Third Supplemental Indenture, be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver said 2035 Notes as provided in said Company Order.

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ARTICLE XII

MISCELLANEOUS

Section 12.01 Ratification of Indenture. The Indenture, as supplemented by this Third Supplemental Indenture, is in all respects ratified and confirmed, and this Third Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 12.02 Trustee Not Responsible for Recitals. The recitals and statements herein contained are made by the Issuer and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture.

Section 12.03 Governing Law. This Third Supplemental Indenture and each Note shall be governed by and construed in accordance with the laws of the State of New York.

Section 12.04 Separability. In case any one or more of the provisions contained in this Third Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Third Supplemental Indenture or of the Notes, but this Third Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 12.05 Counterparts. This Third Supplemental Indenture, and each of the other documents executed on the date hereof in connection with this Third Supplemental Indenture and the authentication and delivery of the Notes, may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Third Supplemental Indenture, such other documents and of signature pages by electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Third Supplemental Indenture and such other documents as to the parties hereto and may be used in lieu of the original Third Supplemental Indenture and such other documents for all purposes. Signatures of the parties hereto transmitted by electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

Section 12.06 Trust Indenture Act. This Third Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions. If any provision in this Third Supplemental Indenture limits, qualifies or conflicts with another provision of hereof which is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

Section 12.07 Electronic Communications. The Trustee and Paying Agent shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Third Supplemental Indenture and delivered using Electronic Means; provided, however, that the Issuer shall provide to the Trustee and Paying Agent an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Issuer whenever a person is to be added or deleted from the listing. If the Issuer elects to give the

26

Trustee and Paying Agent Instructions using Electronic Means and the Trustee and Paying Agent, in its discretion elects to act upon such Instructions, the Trustee and Paying Agent’s understanding of such Instructions shall be deemed controlling. The Issuer understands and agrees that the Trustee and Paying Agent cannot determine the identity of the actual sender of such Instructions and that the Trustee and Paying Agent shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee and Paying Agent have been sent by such Authorized Officer. The Issuer shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and Paying Agent and that the Issuer, and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuer. Neither the Trustee nor the Paying Agent shall be liable for any losses, costs or expenses arising directly or indirectly from the Trustee and Paying Agent’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee and Paying Agent, including without limitation the risk of the Trustee and Paying Agent acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and Paying Agent and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee and Paying Agent immediately upon learning of any compromise or unauthorized use of the security procedures. As used in this Section 12.07, “Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee and Paying Agent, or another method or system specified by the Trustee and Paying Agent as available for use in connection with its services hereunder.

Section 12.08 Tax Withholding; FATCA. Notwithstanding anything to the contrary contained in the Indenture, the Issuer and the Trustee may, to the extent it required to do so by law, deduct or withhold income or other similar taxes from principal or interest payments in respect of the Notes without liability therefor. The Issuer and Trustee shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of any such deduction or withholding.

In order to comply with Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder (as in effect from time to time, collectively, the “Applicable Law”), the Issuer agrees (i) to use commercially reasonable efforts to provide to the Trustee upon its reasonable request information in the Issuer’s possession about holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so the Trustee can determine whether it has tax related obligations under the Applicable Law, and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Third Supplemental Indenture to the extent it is required to do so by Applicable Law without liability therefor. The terms of this Section 14.08 shall survive the termination of this Third Supplemental Indenture.

27

Section 12.09 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.10 Consequential Damages. In no event shall the Trustee be liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Trustee, as the case may be, has been advised as to the likelihood of such loss or damage and regardless of the form of action.

Section 12.11 Signatures. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Third Supplemental Indenture or any document to be signed in connection with this Third Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the day and year first above written.

CARDINAL HEALTH, INC., as Issuer

By:	/s/ Scott Zimmerman
Name: Scott Zimmerman
Title: Senior Vice President and Treasurer

By:	/s/ Jeff Cui
Name: Jeff Cui
Title: Assistant Treasurer

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:	/s/ Stacey B. Poindexter
Name: Stacey B. Poindexter
Title: Agent

Exhibit A - 1

EXHIBIT A

FORM OF 2030 NOTE

(face of security)

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

CUSIP No.: 14149Y BU1

ISIN: US14149YBU10

CARDINAL HEALTH, INC.

4.500% Notes due 2030

No.	$
As revised by the Schedule of Exchanges of Interests in the Global Notes attached hereto

CARDINAL HEALTH, INC., an Ohio corporation (the “Issuer”), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of       ($        ), as revised by the Schedule of Exchanges of Interests in the Global Notes attached hereto, on September 15, 2030, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on March 15 and September 15 of each year, commencing March 15, 2026, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from the March 15 or the September 15, as the case may be, next preceding the date of this Note to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Note, or unless no interest has been paid on these Notes, in which case from August 27, 2025, until payment of said principal sum has been made or duly provided for,

Exhibit A - 2

provided that, payment of interest may be made at the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register. The interest so payable on any March 15 or September 15 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the March 1 or September 1, as the case may be, next preceding such March 15 or September 15.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

Exhibit A - 3

IN WITNESS WHEREOF, CARDINAL HEALTH, INC. has caused this instrument to be signed by its duly authorized officers.

Dated:

CARDINAL HEALTH, INC., as Issuer

By:
Name:
Title:

Attest:
Name:
Title:

Exhibit A - 4

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Exhibit A - 5

(back of security)

CARDINAL HEALTH, INC.

4.500% Notes due 2030

This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture, dated as of June 2, 2008, as supplemented by a Third Supplemental Indenture, dated as of August 27, 2025 (as so supplemented, herein called the “Indenture”), duly executed and delivered by the Issuer to The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the 4.500% Notes due 2030 of the Issuer, limited in initial aggregate principal amount to $600,000,000 (collectively, the “Notes”). The Issuer may, at any time, without notice to or the consent of the Holders of the Securities, issue further notes having the same priority and the same interest rate, maturity and other terms as the Notes (other than the date of issuance and, under certain circumstances, the first interest payment date following the issue date of such further notes). Any such further notes, together with this Note, will form a single series of Securities under the Indenture.

1. Principal and Interest

The Notes will mature on September 15, 2030.

In case an Event of Default with respect to the Notes, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

Interest shall be computed on the basis of a 30-day month and a 360-day year.

2. Amendment; Supplement; Waiver

The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in the aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class), evidenced as provided in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or reduce or impair or affect the rights of any Holder to institute suit for the payment thereof or any right of repayment at the option of the Holder, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the

Exhibit A - 6

Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of either series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

3. Optional Redemption

At the Issuer’s option, the Notes may be redeemed, in whole or in part, at any time and from time to time, prior to August 15, 2030 (one month prior to the stated maturity of the Notes (the “Par Call Date”; and the date of any such redemption a “Redemption Date”)), at a redemption price (the “Redemption Price”) (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(a) (x) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed discounted to the Redemption Date (assuming the Notes being redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (y) interest accrued to, but excluding, the Redemption Date, and

(b) 100% of the principal amount of the Notes being redeemed on the relevant Redemption Date,

plus, in each of the cases of (a) and (b) above, accrued and unpaid interest on the Notes being redeemed to, but excluding, such Redemption Date.

On or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

For purposes of determining the Redemption Price, the following definitions are applicable:

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Issuer in accordance with the following two paragraphs.

Exhibit A - 7

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) – H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the stated maturity of the Notes (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the stated maturity of the Notes on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding the Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the stated maturity of the Notes, as applicable. If there is no United States Treasury security maturing on the stated maturity of the Notes but there are two or more United States Treasury securities with a maturity date equally distant from the stated maturity of the Notes, one with a maturity date preceding the stated maturity of the Notes and one with a maturity date following the stated maturity of the Notes, the Issuer shall select the United States Treasury security with a maturity date preceding the stated maturity of the Notes. If there are two or more United States Treasury securities maturing on the stated maturity of the Notes or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

The Issuer will notify the Trustee of the Redemption Price promptly after the calculation thereof. The Trustee shall have no responsibility for any calculation or determination in respect of the Redemption Price of any Notes, or any component thereof, and shall be entitled to receive, and fully-protected in relying upon, an Officers’ Certificate from the Issuer that states such Redemption Price.

Exhibit A - 8

Notwithstanding the foregoing, installments of interest on Notes that are due and payable on an interest payment date falling on or prior to a Redemption Date will be payable on such interest payment date to the registered Holders as of the close of business on the relevant record date immediately preceding such interest payment date.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed. Subject to any delay in the Redemption Date or rescission of the notice of redemption described below, once notice of redemption is mailed or delivered, the Notes called for redemption will become due and payable on the Redemption Date; provided that any notice of redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In such event, the related notice of redemption will describe each such condition and, if applicable, will state that, at the Issuer’s discretion, the redemption date may be delayed until such time (including more than 60 days after the notice of redemption was given) as any or all such conditions are satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions have not been satisfied (or waived by the Issuer in its sole discretion) by the Redemption Date, or by the Redemption Date as so delayed. If any such redemption has been rescinded or delayed, the Issuer will provide written notice to the Trustee prior to the close of business on the Business Day prior to the Redemption Date and, upon receipt, the Trustee will provide such notice to each registered Holder.

In the case of a partial redemption, selection of the Notes for redemption will be made by lot or pursuant to applicable Depositary procedures. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Notes are to be redeemed in part only, the notice of redemption that relates to the Notes will state the portion of the principal amount of the Notes to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by The Depository Trust Company (“DTC”) (or another Depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the Depositary.

Unless the Issuer defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.

4. Special Mandatory Redemption

This Note is subject to a Special Mandatory Redemption as provided in Article V of the Third Supplemental Indenture.

5. Repurchase at the Option of Holders Upon a Change of Control

Upon the occurrence of a Change of Control Repurchase Event, unless all Notes have been called for redemption pursuant to paragraph 3 or paragraph 4 of this Note, each Holder of the Notes shall have the right to require the Issuer to repurchase all or any part (equal to $2,000 or in integral multiples of $1,000 in excess thereof) of such Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of such Notes repurchased plus accrued and unpaid interest thereon, if any, to, but excluding, the date of repurchase (the “Change of Control Payment”).

Exhibit A - 9

Within 30 days following any Change of Control Repurchase Event or, at the Issuer’s option, prior to any proposed Change of Control, but after the public announcement of the proposed Change of Control, the Issuer shall deliver, or cause to be delivered, a notice (a “Change of Control Offer”) to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and shall specify, without limitation, the following:

(a)	that the Change of Control Offer is being made and that all Notes tendered will be accepted for payment;

(b)

the Change of Control Payment and the purchase date, which shall be a Business Day no earlier than 30 days and no later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”);

(c)	the CUSIP numbers for the Notes;

(d)	that any Note not tendered will continue to accrue interest;

(e)

that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(f)

that Holders whose Notes of either series are being purchased only in part will be issued new Notes of such series equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion will be equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof; and

(g)

if the notice is delivered prior to the date of consummation of the Change of Control, that the Change of Control Offer is conditioned on the Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date.

The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions hereof, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations hereunder by virtue of such conflict.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(a)	accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(b)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

Exhibit A - 10

(c)

deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

The paying agent shall promptly deliver to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee pursuant to a Company Order will promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note of the same series equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or in integral multiples of $1,000 in excess thereof.

The Issuer shall not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

“Below Investment Grade Rating Event” means the Notes are rated below Investment Grade by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Issuer or one of its subsidiaries; or (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the Issuer’s Voting Stock, measured by voting power rather than number of shares. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) the Issuer becomes a wholly owned subsidiary of a holding company and (ii) the holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of Voting Stock immediately prior to that transaction.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Fitch,” “Moody’s” and “S&P” mean Fitch Ratings, Moody’s Investors Service, Inc. and S&P Global Ratings, a division of S&P Global, Inc., respectively, or any successors thereto.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’ s); BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Issuer.

Exhibit A - 11

“Rating Agency” means (i) each of Fitch, Moody’s and S&P; and (ii) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, or any successor definition, selected by the Issuer as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

6. Persons Deemed Owners

The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

7. Transfers and Exchanges

This Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Note is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

Transfers and exchanges of the Notes are only available under limited circumstances and are required to be registered in accordance with the Indenture. The Holder may be required, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture.

8. Miscellaneous

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

Exhibit A - 12

This Note shall be governed by and construed in accordance with the laws of the State of New York, except as otherwise may be required by mandatory provisions of law.

Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

Exhibit A - 13

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for it.

Date:	Signature:
(sign exactly as your name appears on the face of this Note)

Exhibit A - 14

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Security for an interest in another Global Security or for a certificated Note, or exchanges of a part of another Global Security or certificated Note for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee

Exhibit A - 15

EXHIBIT B

FORM OF 2035 NOTE

(face of security)

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

CUSIP No.: 14149Y BV9

ISIN: US14149YBV92

CARDINAL HEALTH, INC.

5.150% Notes due 2035

No.	$
As revised by the Schedule of Exchanges of Interests in the Global Notes attached hereto

CARDINAL HEALTH, INC., an Ohio corporation (the “Issuer”), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of       ($       ), as revised by the Schedule of Exchanges of Interests in the Global Notes attached hereto, on September 15, 2035, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on March 15 and September 15 of each year, commencing March 15, 2026, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from the March 15 or the September 15, as the case may be, next preceding the date of this Note to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Note, or unless no interest has been paid on these Notes, in which

Exhibit B - 1

case from August 27, 2025, until payment of said principal sum has been made or duly provided for, provided that, payment of interest may be made at the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register. The interest so payable on any March 15 or September 15 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the March 1 or September 1, as the case may be, next preceding such March 15 or September 15.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

Exhibit B - 2

IN WITNESS WHEREOF, CARDINAL HEALTH, INC. has caused this instrument to be signed by its duly authorized officers.

Dated:

CARDINAL HEALTH, INC., as Issuer

By:
Name:
Title:

Attest:
Name:
Title:

Exhibit B - 3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Exhibit B - 4

(back of security)

CARDINAL HEALTH, INC.

5.150% Notes due 2035

This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture, dated as of June 2, 2008, as supplemented by a Third Supplemental Indenture, dated as of August 27, 2025 (as so supplemented, herein called the “Indenture”), duly executed and delivered by the Issuer to The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the 5.150% Notes due 2035 of the Issuer, limited in initial aggregate principal amount to $400,000,000 (collectively, the “Notes”). The Issuer may, at any time, without notice to or the consent of the Holders of the Securities, issue further notes having the same priority and the same interest rate, maturity and other terms as the Notes (other than the date of issuance and, under certain circumstances, the first interest payment date following the issue date of such further notes). Any such further notes, together with this Note, will form a single series of Securities under the Indenture.

1. Principal and Interest

The Notes will mature on September 15, 2035.

In case an Event of Default with respect to the Notes, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

Interest shall be computed on the basis of a 30-day month and a 360-day year.

2. Amendment; Supplement; Waiver

The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in the aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class), evidenced as provided in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or reduce or impair or affect the rights of any Holder to institute

Exhibit B - 5

suit for the payment thereof or any right of repayment at the option of the Holder, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of either series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

3. Optional Redemption

At the Issuer’s option, the Notes may be redeemed, in whole or in part, at any time and from time to time, prior to June 15, 2035 (three months prior to the stated maturity of the Notes (the “Par Call Date”; and the date of any such redemption, a “Redemption Date”)), at a redemption price (the “Redemption Price”) (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(a) (x) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed discounted to the Redemption Date (assuming the Notes being redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (y) interest accrued to, but excluding, the Redemption Date, and

(b) 100% of the principal amount of the Notes being redeemed on the relevant Redemption Date,

plus, in each of the cases of (a) and (b) above, accrued and unpaid interest on the Notes being redeemed to, but excluding, such Redemption Date.

On or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

For purposes of determining the Redemption Price, the following definitions are applicable:

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Issuer in accordance with the following two paragraphs.

Exhibit B - 6

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) – H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding the Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

The Issuer will notify the Trustee of the Redemption Price promptly after the calculation thereof. The Trustee shall have no responsibility for any calculation or determination in respect of the Redemption Price of any Notes, or any component thereof, and shall be entitled to receive, and fully-protected in relying upon, an Officers’ Certificate from the Issuer that states such Redemption Price.

Exhibit B - 7

Notwithstanding the foregoing, installments of interest on Notes that are due and payable on an interest payment date falling on or prior to a Redemption Date will be payable on such interest payment date to the registered Holders as of the close of business on the relevant record date immediately preceding such interest payment date.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed. Subject to any delay in the Redemption Date or rescission of the notice of redemption described below, once notice of redemption is mailed or delivered, the Notes called for redemption will become due and payable on the Redemption Date; provided that any notice of redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In such event, the related notice of redemption will describe each such condition and, if applicable, will state that, at the Issuer’s discretion, the redemption date may be delayed until such time (including more than 60 days after the notice of redemption was given) as any or all such conditions are satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions have not been satisfied (or waived by the Issuer in its sole discretion) by the Redemption Date, or by the Redemption Date as so delayed. If any such redemption has been rescinded or delayed, the Issuer will provide written notice to the Trustee prior to the close of business on the Business Day prior to the Redemption Date and, upon receipt, the Trustee will provide such notice to each registered Holder.

In the case of a partial redemption, selection of the Notes for redemption will be made by lot or pursuant to applicable Depositary procedures. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Notes are to be redeemed in part only, the notice of redemption that relates to the Notes will state the portion of the principal amount of the Notes to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by The Depository Trust Company (“DTC”) (or another Depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the Depositary.

Unless the Issuer defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.

4. Special Mandatory Redemption

This Note is subject to a Special Mandatory Redemption as provided in Article V of the Third Supplemental Indenture.

5. Repurchase at the Option of Holders Upon a Change of Control

Upon the occurrence of a Change of Control Repurchase Event, unless all Notes have been called for redemption pursuant to paragraph 3 or paragraph 4 of this Note, each Holder of the Notes shall have the right to require the Issuer to repurchase all or any part (equal to $2,000 or in integral multiples of $1,000 in excess thereof) of such Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of such Notes repurchased plus accrued and unpaid interest thereon, if any, to, but excluding, the date of repurchase (the “Change of Control Payment”).

Exhibit B - 8

Within 30 days following any Change of Control Repurchase Event or, at the Issuer’s option, prior to any proposed Change of Control, but after the public announcement of the proposed Change of Control, the Issuer shall deliver, or cause to be delivered, a notice (a “Change of Control Offer”) to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and shall specify, without limitation, the following:

(a)	that the Change of Control Offer is being made and that all Notes tendered will be accepted for payment;

(b)

the Change of Control Payment and the purchase date, which shall be a Business Day no earlier than 30 days and no later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”);

(c)	the CUSIP numbers for the Notes;

(d)	that any Note not tendered will continue to accrue interest;

(e)

that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(f)

that Holders whose Notes of either series are being purchased only in part will be issued new Notes of such series equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion will be equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof; and

(g)

if the notice is delivered prior to the date of consummation of the Change of Control, that the Change of Control Offer is conditioned on the Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date.

The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions hereof, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations hereunder by virtue of such conflict.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(a)	accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(b)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

Exhibit B - 9

(c)

deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

The paying agent shall promptly deliver to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee pursuant to a Company Order will promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note of the same series equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or in integral multiples of $1,000 in excess thereof.

The Issuer shall not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

“Below Investment Grade Rating Event” means the Notes are rated below Investment Grade by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Issuer or one of its subsidiaries; or (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the Issuer’s Voting Stock, measured by voting power rather than number of shares. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) the Issuer becomes a wholly owned subsidiary of a holding company and (ii) the holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of Voting Stock immediately prior to that transaction.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Fitch,” “Moody’s” and “S&P” mean Fitch Ratings, Moody’s Investors Service, Inc. and S&P Global Ratings, a division of S&P Global, Inc., respectively, or any successors thereto.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’ s); BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Issuer.

Exhibit B - 10

“Rating Agency” means (i) each of Fitch, Moody’s and S&P; and (ii) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, or any successor definition, selected by the Issuer as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

6. Persons Deemed Owners

The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

7. Transfers and Exchanges

This Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Note is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

Transfers and exchanges of the Notes are only available under limited circumstances and are required to be registered in accordance with the Indenture. The Holder may be required, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture.

8. Miscellaneous

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

Exhibit B - 11

No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

This Note shall be governed by and construed in accordance with the laws of the State of New York, except as otherwise may be required by mandatory provisions of law.

Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

Exhibit B - 12

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for it.

Date:	Signature:
(sign exactly as your name appears on the face of this Note)

Exhibit B - 13

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Security for an interest in another Global Security or for a certificated Note, or exchanges of a part of another Global Security or certificated Note for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee

Exhibit B - 14